Exhibit 32.1

Certification Pursuant to
Exchange Act Rule 13a-14(b) and 18 U.S.C. Section 1350

In connection with the report of Northeast Bancorp (the “Company”) on Form 10-K for the annual period ending June 30, 2016 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), each of the undersigned officers of the Company hereby certify, pursuant to Exchange Act Rule 13a-14(b) and 18 U.S.C. 1350, that to the best of such officer’s knowledge:

(1) The Report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and

(2)  The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company for the dates and the periods covered by the Report.

September 13, 2016	/s/ Richard Wayne
Richard Wayne
Chief Executive Officer

/s/ Brian Shaughnessy
Brian Shaughnessy
Chief Financial Officer